UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 28, 2010
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Sun Communities, Inc. (the “Company”) held its Annual Meeting of Shareholders on July 28, 2010.  At the meeting, the shareholders elected three directors to serve until the 2013 Annual Meeting of Shareholders (or until their successors shall have been duly elected and qualified) and ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The results of the voting are shown below*:

Proposal 1 – Election of Directors

	For the Nominee		Against the Nominee
Nominees	Votes	% of Votes Cast	Votes	% of Votes Cast	Abstention Votes	Broker Non-Votes
Stephanie W. Bergeron	12,054,520	99.66%	40,961	0.34%	9,265	4,748,975
Clunet R. Lewis	12,018,941	99.37%	76,157	0.63%	9,648	4,748,975
Arthur A. Weiss	11,433,100	94.53%	661,847	5.47%	9,799	4,748,975

Proposal 2 – Ratification of Appointment of Independent Registered Accountants

Votes For	% of Outstanding Shares	Votes Against	% of Outstanding Shares	Abstain	% of Outstanding Shares
16,804,338	86.93%	35,741	0.18%	13,642	0.07%

*The number of shares entitled to vote as of the record date, June 1, 2010 was 19,329,567 and the total of shares voted as of the Annual Meeting was 16,853,721.  For Proposal 1, the election of each of the three directors required an affirmative vote of a majority of the votes cast.  Abstentions and Broker Non-Votes were not counted in determining which nominees received a majority of votes cast since abstentions and Broker Non-Votes did not represent votes cast for or against a candidate.  With respect to Proposal 2, ratification of the appointment of Grant Thornton as our independent registered accounting firm required the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.  Abstentions were included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 28, 2010	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer